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                                                                 EXHIBIT 2-3

                             POST-CLOSING AMENDMENT TO
                            AGREEMENT AND PLAN OF MERGER


          POST-CLOSING AMENDMENT, dated as of May 2, 1997, to Agreement and Plan of Merger, dated as of April 9, 1996 (the "Merger Agreement"), by and among Azmat Ali, Peter Belford, Arthur Verbin, Peter Belford, as Holder
Representative, NYMA, Inc., and NYMA Acquisition, Inc.

                                 WITNESSETH

          WHEREAS, the Closing under the Merger Agreement has occurred;

          WHEREAS, John Quann and the Estate of Phillip Bennett have assigned all of their respective right, title and interest in the Merger Consideration (as defined in the Merger Agreement) to the remaining Holders;

          WHEREAS, Azmat Ali, Peter Belford, Arthur Verbin, Peter Belford, as Holder Representative, and NYMA, Inc. (as the Surviving Corporation) have agreed the Merger Agreement be amended as set forth below.

                                  AGREEMENT

          In consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

     Section 1. AMENDMENT AND RESTATEMENT OF SUBPARAGRAPH 2.2(b)(II) OF THE MERGER AGREEMENT. SUBPARAGRAPH 2.2(b)(ii) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

          (ii) Each Holder of the outstanding Company Shares as of the Effective Time of the Merger (a "HOLDER") listed on SCHEDULE A-1 hereto shall be entitled to receive (A) such Holder's Applicable Percenta ge (as defined below) of the Closing Cash Consideration and Contingent Payments, respectively and (B) the Notes in the principal amount equal to such Holder's Applicable percentage in of the principal amount of Notes included in the Total Consideration. A Holder's "APPLICABLE PERCENTAGE" shall mean, with respect to any Holder, the percentage listed on SCHEDULE A-1 hereto, alongside such Holder's name.

     Section 2. ADDITION OF SCHEDULE A-1 OF THE MERGER AGREEMENT. The Merger Agreement is hereby amended by adding a new SCHEDULE A-1, as attached hereto.

     Section 3. LIMITATION ON AMENDMENT. Except as expressly provided herein, the Merger Agreement shall continue to be, and shall remain, in full force and effect. Except as expressly provided herein, this First Amendment shall not be deemed to be a waiver or, or consent to, or a modification or amendment of, any other term or condition of the Agreement.

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     Section 4.     SEVERABILITY.  If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Amendment shall be affected and shall remain in full force and effect.

     Section 5. CAPTIONS; COUNTERPARTS. The captions in this Amendment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 6. CONSTRUCTION. This Amendment shall be construed and enforced in accordance with the laws of the State of Maryland.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                   NYMA, INC.



                                   By:  /s/ Azmat Ali
                                        _________________________
                                        Azmat Ali
                                        Chairman and CEO


                                   HOLDER REPRESENTATIVE



                                   By:  /s/ Peter Belford
                                        _________________________
                                        Peter Belford


                                   AZMAT ALI


                                   /s/ Azmat Ali
                                   ____________________________


                                   PETER BELFORD


                                   /s/ Peter Belford
                                   ____________________________


                                   ARTHUR VERBIN


                                   /s/ Arthur Verbin
                                   ____________________________
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                                   NYMA ACQUISITION, INC.



                                   By: /s/ James M. Dean
                                       ------------------------
                                        Name:
                                        Title: